As filed with the Securities and Exchange Commission on September 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORLA MINING, LTD.

(Exact name of Company as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 1010, 1075 West Georgia Street

Vancouver, British Columbia, Canada V6E 3C9

(Address of Principal Executive Offices, including zip code)

Orla Mining Ltd. Stock Option Plan

Orla Mining Ltd. Restricted Share Unit Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jen Hansen Cassels Brock & Blackwell LLP 2200 RBC Place 885 West Georgia Street Vancouver, British Columbia Canada V6C 3E8 (604) 691-6100	John Koenigsknecht Crowell & Moring LLP 455 N. Cityfront Plaza Drive Suite 3600 Chicago, Illinois 60611 (312) 321-4200

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Orla Mining Ltd. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 to register 1,080,517 additional shares of the Company’s common shares, no par value (the “Common Shares”) authorized for issuance under the Company’s Restricted Share Unit Plan (the “RSU Plan”). On May 19, 2025, the Company filed with the Securities and Exchange Commission (the “Commission”) a Management Information Circular that included proposals to, among other things, (i) amend the RSU Plan to increase the number of shares available for issuance under the RSU Plan to 3,500,000 Common Shares, and to amend certain provisions of the RSU Plan and (ii) to amend the Company’s Stock Option Plan (collectively, the “Amendments”). The Amendments were approved by the Company’s stockholders on June 24, 2025. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the prior Registration Statement on Form S-8 (File No. 333-272171) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed on March 19, 2025, excluding the incorporation by reference of (i) the disclosure contained under the heading “Mineral Projects – The Camino Rojo Project”, (ii) the Mineral Reserve and Mineral Resource estimates for the Camino Rojo Project contained under the heading “Summary of Mineral Reserve and Mineral Resource Estimates” and (iii) the disclosure contained under “2021 Camino Rojo Report” under the heading “Interests of Experts” in Exhibit 99.1 to the Annual Report on Form 40-F, as such excluded information has been superseded by the information incorporated by reference herein in subsection (h) below; and (iv) the references to, and all statements relating to, the qualified person responsible for the Mineral Resource estimate for the Musselwhite Mine, contained in the Annual Information Form under the headings “Summary of Mineral Reserve and Mineral Resource Estimates - Mineral Resources - Mineral Resource Notes - Musselwhite, Ontario” , “Mineral Projects - The Musselwhite Mine” and “Interests of Experts - Qualified Persons under NI 43-101”, as such excluded information has been superseded by the information incorporated by reference herein in subsection (h) below;

(b)	Audited Consolidated Annual Financial Statements of the Company as at, and for the years ended December 31, 2024 and 2023, together with the independent registered public accounting firm’s report thereon and the notes thereto and the independent registered public accounting firm’s report on the Company’s internal control over financial reporting as of December 31, 2024 (incorporated by reference to Exhibit 99.3 of the Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024, as filed with the Commission on March 19, 2025);

(c)	Management’s Discussions and Analysis of the Company for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.2 of the Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024, as filed with the Commission on March 19, 2025);

(d)	Condensed Interim Financial Statements for the three and six months ended June 30, 2025 (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K, as furnished to the Commission on August 12, 2025);

(e)	Management’s Discussion and Analysis of the Company for the three and six months ended June 30, 2025 (incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K, as furnished to the Commission on August 12, 2025);

(f)	Material Change Report dated June 13, 2025, (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K, as furnished to the Commission on June 13, 2025);

(g)	Material Change Report dated July 28, 2025, (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K, as furnished to the Commission on July 29, 2025);

(h)	The description of the Camino Rojo Project contained under the heading “Camino Rojo Project” and the statements relating to Mark Williams, P.Geo, Chief Geologist at Musselwhite made under the heading “Interests of Experts” in the Company’s Registration Statement on Form F-10, as filed with the Commission on September 15, 2025;

(i)	Business Acquisition Report of the Registrant dated May 13, 2025, (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K, as furnished to the Commission on May 14, 2025, as amended by the Company's Report on Form 6-K/A as furnished to the Commission on September 15, 2025);

(j)	The Management Information Circular dated May 9, 2025, prepared in connection with the 2025 Annual General and Special Meeting of Shareholders (incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K, as furnished to the Commission on May 12, 2025);

(k)	All other reports filed by the Company under Section 13(a) or 15(d) of the Exchange Act since December 31, 2024; and

(l)	The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 40-F (incorporated by reference to Exhibit 99.36 to the Company’s Registration Statement on Form 40-F, as filed on December 4, 2020), as updated by the description of the Common Shares in the Company’s Annual Information Form for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2024, as filed on March 19, 2025).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that are identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

EXHIBIT INDEX

4.1	Orla Mining Ltd. Stock Option Plan, as amended June 24, 2025 (incorporated by reference to Schedule C of Exhibit 99.2 of the Company’s Report on Form 6-K, as filed with the Commission on May 19, 2025.
4.2	Orla Mining Ltd. Restricted Share Unit Plan, as amended June 24, 2025 (incorporated by reference to Schedule D of Exhibit 99.2 of the Company’s Report on Form 6-K, as filed with the Commission on May 19, 2025.
5.1	Opinion of Cassels Brock & Blackwell LLP.
23.1	Consent of Auditors - Ernst & Young LLP
23.2	Consent of Auditors - Ernst & Young LLP
23.3	Consent of J. Andrew Cormier
23.4	Consent of Sylvain Guerard
23.5	Consent of Stephen Ling
23.6	Consent of Andrew Kelly
23.7	Consent of Caleb Cook
23.8	Consent of Luis Vasquez
23.9	Consent of Marie-Christine Gosselin
23.10	Consent of RESPEC Company LLC
23.11	Consent of Benjamin Bermudez
23.12	Consent of Richard DeLong
23.13	Consent of Thomas L. Dyer
23.14	Consent of Art S. Ibrado
23.15	Consent of Michael Lindholm
23.16	Consent of Kevin Lutes
23.17	Consent of Matthew Sletten
23.18	Consent of Gary L. Simmons
23.19	Consent of David Frost
23.20	Consent of Daniel M. Gagnon
23.21	Consent of James (Jim) Theriault
23.22	Consent of WSP Canada Inc.
23.23	Consent of Paul Palmer
23.24	Consent of William Richard McBride
23.25	Consent of Jack Lawson
23.26	Consent of Mark Williams
23.27	Consent of Ryan Wilson
23.28	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Included on signature page of this Registration Statement)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, country of Canada, on September 15, 2025.

ORLA MINING LTD.

By:	/s/ Jason Simpson
Jason Simpson President & Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Jason Simpson and Etienne Morin, and each of them, with full power to act without the other, his or her true and lawful agent, proxy and attorney-in -fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto said attomeys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attomeys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement and powers of attorney have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jason Simpson	President, Chief Executive Officer and Director	September 15, 2025
Jason Simpson	(principal executive officer)

/s/ Etienne Morin	Chief Financial Officer	September 15, 2025
Etienne Morin	(principal financial and accounting officer)

/s/ Charles A. Jeannes	Non-Executive Chairman of the Board, Director	September 15, 2025
Charles A. Jeannes

/s/ Jean Robitaille	Director	September 15, 2025
Jean Robitaille

/s/ David Stephens	Director	September 15, 2025
David Stephens

/s/ Elizabeth McGregor	Director	September 15, 2025
Elizabeth McGregor

/s/ Tamara Brown	Director	September 15, 2025
Tamara Brown

/s/ Scott Langley	Director	September 15, 2025
Scott Langley

/s/ Ana Sofia Rios	Director	September 15, 2025
Ana Sofia Rios

/s/ Rob Krcmarov	Director	September 15, 2025
Rob Krcmarov

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Orla Mining Ltd. in the United States on September 15, 2025.

PUGLISI & ASSOCIATES (Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director